Exhibit 99.1

Intelligent Bio Solutions Inc. Reports Fiscal 2024 First Quarter Financial Results and Operational Highlights

- First fiscal quarter revenue and government support income increased 191% year-over-year and 88% sequentially due to strong organic growth and execution of expansion plans –

- Increased market share organically in existing markets and entered South American market –

- Advanced plans for expansion into the U.S. market –

- Completed critical development milestone in plans to add new assays for ketamine and tramadol to the Intelligent Fingerprinting Drug Screening System -

NEW YORK, November 08, 2023 – Intelligent Bio Solutions Inc. (“INBS” or the “Company”) (Nasdaq: INBS), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced its financial results for its fiscal first quarter ended September 30, 2023, and provided a business update.

“We achieved strong revenue growth over the first quarter of fiscal 2024, maintaining the momentum we have built over the past several quarters,” commented Harry Simeonidis, President and Chief Executive Officer of Intelligent Bio Solutions Inc. “This growth is largely attributable to the increasing acceptance of our proprietary Intelligent Fingerprinting Drug Screening System by customers, which has translated to consistent sales and increased revenue. The sustained rising demand for our innovative screening product across a diverse number of industries demonstrates its versatility and its value as a faster, more efficient, and less-invasive drug screening solution for workplaces.”

“We expanded our market presence in South America while advancing our reach in existing markets. We are now focused on executing our plan to enter the U.S. market after receiving FDA guidance on a regulatory pathway for our Intelligent Fingerprinting Drug Screening Cartridge earlier this year.” Mr. Simeonidis added.

First Quarter & Recent Highlights:

●	Expanded into the New Zealand market, representing a significant milestone in the Company’s growth strategy for its Intelligent Fingerprinting Drug Screening System.
●	Enhanced customer portfolio with specialist container logistics firm VKVP Haulage adopting the Company’s Intelligent Fingerprinting Drug Screening System. Additionally, existing customer Auctus Management Group completed 25,000 tests using the Company’s Intelligent Fingerprinting Drug Screening System.
●	Obtained recertification for ISO 13485: 2016, which is the international standard for medical systems quality management system certification.
●	Completed critical development milestone in plans to add new assays for ketamine and tramadol to the Intelligent Fingerprinting Drug Screening System. The new assays passed the Company’s initial design phase and are ready for scale-up and transfer to manufacture ahead of potential clinical trials.

●	Secured eight new customers across Australia for its Intelligent Fingerprinting Drug Screening System product. The customers come from a variety of industries including mining, aviation, construction, manufacturing, and agriculture, and are using it to promote alternative screening practices.
●	Signed a South American distribution deal with TSCOM SPA for the Company’s Intelligent Fingerprinting Drug Screening System and secured its first order under this agreement.

First Fiscal Quarter Ended September 30, 2023, Financial Results

All amounts are expressed in U.S. dollars unless indicated otherwise. All authorized, issued, and outstanding stock and per share amounts reflect the 1-for-20 reverse stock split effected by the Company on February 9, 2023, unless indicated otherwise.

The Company’s combined revenue and government support income increased by 191% to $0.91 million for the first fiscal quarter ended September 30, 2023, including revenue from sales of goods of $0.8 million, compared to $0 in the first fiscal quarter ended September 30, 2022. The increase in revenue is due to the acquisition of Intelligent Fingerprinting Ltd (“IFP”) in October 2022 and the launch of its Intelligent Fingerprinting Drug Screening System in the Asia-Pacific region via Intelligent Bio Solutions (APAC) Pty Ltd.

Net loss attributable to INBS for the first fiscal quarter ended September 30, 2023 was $2.4 million, compared to a net loss of $1.2 million for the first fiscal quarter of the prior fiscal year. This increase is primarily driven by the combined results of operations after the acquisition of IFP offset by a recognition of fair value gain on revaluation of holdback Series C Preferred Stock during the current quarter of $131,250.

The Company ended the quarter with cash and cash equivalents of approximately $0.2 million. On October 4, 2023, subsequent to the quarter ended September 30, 2023, the Company raised approximately $4.378 million prior to deducting underwriting discounts and commissions and offering expenses via a registered underwritten public offering of the Company’s securities. Net proceeds to the Company, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, were approximately $3.35 million.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (the “Company”) (Nasdaq: INBS) is a medical technology company delivering intelligent, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. This hygienic, and cost-effective system is designed to screen for recent use of drugs commonly found in the workplace, including opioids, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. Additionally, the Company’s biosensor platform has the potential to test for up to 130 indications, ranging from glucose to immunological conditions and communicable diseases. The Company’s current customer segments include construction, manufacturing and engineering, transport and logistics firms, drug treatment organizations, and coroners.

For more information, visit: http://www.ibs.inc/

Forward-Looking Statements:

Some of the statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its screening and diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including ‘‘believes,’’ ‘‘estimates,’’ ‘‘anticipates,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘projects,’’ ‘‘intends,’’ ‘‘potential,’’ ‘‘may,’’ ‘‘could,’’ ‘‘might,’’ ‘‘will,’’ ‘‘should,’’ ‘‘approximately’’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:

Intelligent Bio Solutions Inc.

info@ibs.inc

Media Contact:

Cheryl Billson

Comma Communications

cheryl.billson@commacomms.com

Investor Contact:

Valter Pinto

KCSA Strategic Communications

INBS@kcsa.com

Intelligent Bio Solutions Inc.

Condensed Consolidated Balance Sheets

(Amounts in US$)

	September 30, 2023 (Unaudited)	June 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$186,401	$1,537,244
Accounts receivable, net	567,510	293,861
Inventories, net	965,091	979,907
Research and development tax incentive receivable	559,588	498,758
Other current assets	413,305	552,791
Total current assets	2,691,895	3,862,561
Property and equipment, net	664,922	690,175
Operating lease right-of-use assets	471,532	546,475
Intangible assets, net	4,872,141	5,255,401
TOTAL ASSETS	$8,700,490	$10,354,612

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,628,797	$2,610,028
Current portion of operating lease liabilities	227,414	223,447
Current portion of deferred grant income	2,240,929	2,338,057
Current employee benefit liabilities	406,964	358,942
Current portion of notes payable	341,834	353,211
Total current liabilities	6,845,938	5,883,685
Employee benefit liabilities, less current portion	27,732	24,902
Operating lease liabilities, less current portion	284,028	356,165
Notes payable, less current portion	306,234	402,862
Total liabilities	7,463,932	6,667,614
Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value, 100,000,000 shares authorized, 2,330,399 shares issued and outstanding at September 30, 2023 and June 30, 2023, respectively	23,304	23,304
Treasury stock, at cost, 1,386 shares as of September 30, 2023 and June 30, 2023, respectively	(14)	(14)
Additional paid-in capital	46,158,763	46,158,763
Accumulated deficit	(44,232,777)	(41,807,573)
Accumulated other comprehensive loss	(593,512)	(575,496)
Total consolidated Intelligent Bio Solutions Inc. equity	1,355,764	3,798,984
Non-controlling interest	(119,206)	(111,986)
Total shareholders’ equity	1,236,558	3,686,998
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,700,490	$10,354,612

Intelligent Bio Solutions Inc.

Condensed Consolidated Statements of Operations and Other Comprehensive Loss*

(Unaudited)

(Amounts in US$)

	Three Months Ended September 30,
	2023	2022
Revenue	$796,094	$-
Cost of revenue (exclusive of amortization shown separately below)	(563,763)	-
Gross profit	232,331	-

Other income:
Government support income	109,871	311,320

Operating expenses:
Selling, general and administrative expenses	(2,457,060)	(1,450,418)
Development and regulatory approval expenses	(103,947)	(79,274)
Depreciation and amortization	(307,560)	-
Total operating expenses	(2,868,567)	(1,529,692)
Loss from operations	(2,526,365)	(1,218,372)

Other income (expense):
Interest expense	(37,448)	(1,065)
Realized foreign exchange loss	-	(2,247)
Fair value gain on revaluation of financial instrument	131,250	-
Interest income	139	7,606
Total other income	93,941	4,294
Net loss	(2,432,424)	(1,214,078)
Net loss attributable to non-controlling interest	(7,220)	(5,785)
Net loss attributable to Intelligent Bio Solutions Inc.	$(2,425,204)	$(1,208,293)

Other comprehensive loss, net of tax:
Foreign currency translation loss	$(18,016)	$(135,559)
Total other comprehensive loss	(18,016)	(135,559)
Comprehensive loss	(2,450,440)	(1,349,637)
Comprehensive loss attributable to non-controlling interest	(7,220)	(5,785)
Comprehensive loss attributable to Intelligent Bio Solutions Inc.	$(2,443,220)	$(1,343,852)

Net loss per share, basic and diluted*	$(1.04)	$(1.62)
Weighted average shares outstanding, basic and diluted*	2,330,399	744,495

*	Common Stock and per share amount have been retroactively adjusted to reflect the decreased number of shares resulting from a 1 for 20 reverse stock split effected on February 9, 2023, throughout the condensed consolidated financial statement unless otherwise stated.